UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK HEDGE FUND GUIDED PORTFOLIO SOLUTION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BlackRock Hedge Fund Guided Portfolio Solution Why am I receiving this letter? You have received this letter because you were a shareholder of record of the Fund on September 11, 2023. The purpose of this notice, as described in the proxy statement, is to seek shareholder approval of the four nominees named in the proxy statement (the “Nominees”) to the Board of Trustees (the “Board” and the members thereof, “Board Members”). How does the Board recommend that I vote? The Board has reviewed the qualifications and backgrounds of the Nominees and believe that their election would be in your best interest. The Board, including the independent Board Members, unanimously recommends a vote “FOR” the Nominees. How do I vote? Voting is simple and will only take a minute of your valuable time using one of the following options: Vote Online using the website or QR code provided on the proxy card Vote by Phone by calling the toll-free number on the proxy card Vote by Mail by completing and returning your voting instruction form in the postage paid envelope provided If you have any questions on how to vote or about the proposal to be voted on, please contact Computershare Fund Services (“Computershare”) at 1-866-963-6132. The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-33514 or by calling Computershare, the Fund’s proxy solicitor, toll free at 1-866-963-6132. GPS_RMD_1